EXHIBIT 21

LIST OF SUBSIDIARIES

Subsidiaries of Ashland Inc. (“Ashland”) at June 30, 2013, included the companies listed below.

Entity Name	Jurisdiction of Incorporation
565 Corporation	Delaware
Aqualon Company	Delaware
Aqualon France B.V.	France
Ash (Gibraltar) One Limited	Gibraltar
Ash (Gibraltar) Two Limited	Gibraltar
ASH GP LLC	Delaware
Ashland (Changzhou) Advanced Chemical Co., Ltd.	China, Peoples Republic of
Ashland (Changzhou) Specialty Chemical Co.,Ltd	China, Peoples Republic of
Ashland (China) Holdings Co., Ltd.	China, Peoples Republic of
Ashland (Tianjin) Chemical Co., Ltd.	China, Peoples Republic of
Ashland (Trinidad And Tobago) Limited	Tobago
Ashland Austria GmbH	Austria
Ashland Branded Finance, Inc.	Delaware
Ashland Canada Corp./Corporation Ashland Canada	Province of Nova Scotia
Ashland Canada Holdings B. V.	Netherlands
Ashland Chemical De Mexico S.A. De C.V.	Mexico
Ashland Chemical Hispania, S. L.	Spain
Ashland Chemicals (Nanjing) Company Limited	China, Peoples Republic of
Ashland CZ s.r.o.	Czech Republic
Ashland Danmark ApS	Denmark
Ashland Deutschland GmbH	Germany
Ashland Ethanol, Inc.	Delaware
Ashland Eurasia Limited Liability Company	Russia
Ashland Finance Limited	Bermuda
Ashland Finland Oy	Finland
Ashland France SAS	France
Ashland Hercules Produtos Quimicos Ltda.	Brazil
Ashland Hercules Water Technologies (Australia) Pty Ltd	Australia
Ashland Holdings B. V.	Netherlands
Ashland India Private Limited	India
Ashland Industries Austria GmbH	Austria
Ashland Industries Deutschland GmbH	Germany
Ashland Industries Europe GmbH	Switzerland
Ashland Industries Finland OY	Finland
Ashland Industries France SAS	France
Ashland Industries Hispania SA	Spain
Ashland Industries Ireland Limited	Ireland
Ashland Industries Italia S.r.l.	Italy
Ashland Industries Nederland B.V.	Netherlands
Ashland Industries Sweden AB	Sweden
Ashland Industries UK Limited	United Kingdom
Ashland International Holdings, Inc.	Delaware
Ashland Italia S.r.l.	Italy
Ashland Japan Chemical G. K.	Japan
Ashland Korea Co., Ltd.	Korea, Republic of
Ashland Licensing and Intellectual Property LLC	Delaware
Ashland ME Holdings, Inc.	Delaware
Ashland Nederland B.V.	Netherlands
Ashland New Zealand Limited	New Zealand
Ashland Nigeria Exploration Unlimited	Nigeria
Ashland Norge AS	Norway
Ashland Oil (Nigeria) Company Unlimited	Nigeria
Ashland Oil, Inc.	Kentucky
Ashland Pacific Pty. Ltd.	Australia
Ashland Participacoes Ltda.	Brazil
Ashland Poland Sp. z o.o.	Poland
Ashland Polímeros do Brasil S.A.	Brazil

Ashland Polyester (Kunshan) Co. Ltd.	China, Peoples Republic of
Ashland Rhone Holdings B.V.	Netherlands
Ashland Services B. V.	Netherlands
Ashland Services Mexico, S.A. de C.V.	Mexico
Ashland Singapore Pte. Ltd.	Singapore
Ashland Specialties Belgium BVBA	Belgium
Ashland Specialties South Africa Proprietary Limited	South Africa, Republic of
Ashland Specialties UK Limited	United Kingdom
Ashland Sweden AB	Sweden
Ashland Switzerland Holdings GmbH	Switzerland
Ashland UK Limited	United Kingdom
Ashland Valvoline Chemical (Shanghai) Co., Ltd	China, Peoples Republic of
Ashland-Alaskan, Limited	Alaska
Ashland-Especialidades Quimicas Ltda.	Brazil
Ashland-Plasticos De Portugal, Lda.	Portugal
Ashmont Insurance Company, Inc.	Vermont
AshOne C. V.	Netherlands
Ashprop Two LLC	Delaware
AshTwo C. V.	Netherlands
ASK Chemicals GmbH	Germany
ASK Chemicals LP	Delaware
AWT Dominican Republic, SRL	Dominican Republic
Beijing Tianshi Special Chemical Technique Co., Ltd.	China, Peoples Republic of
Belleville Realty Corp.	Delaware
Bluegrass Insurance Company Limited	Bermuda
Bluehall Incorporated	Delaware
Chembond Ashland Water Technologies Limited	India
CLTA LLC	Delaware
Corporacion ISP Andina, C.A.	Venezuela
Curtis Bay Insurance Co. Ltd	Bermuda
CVG Capital III LLC	Delaware
Delta Technologies LLC	Delaware
Drew Ameroid (M) Sdn. Bhd.	Malaysia
East Bay Realty Services, Inc.	Delaware
Ever Success Overseas Limited	British Virgin Islands
FRJ, Inc.	Georgia
Funding Corp. I	Delaware
Hercofina	Delaware
Hercules Argentina S.A.	Argentina
Hercules Asia Pacific (Shanghai) Regional Company Limited	China, Peoples Republic of
Hercules Chemicals South Africa (Proprietary) Limited	South Africa
Hercules Chemicals Taiwan Co., Ltd.	Taiwan Province of China
Hercules Chile Limitada	Chile
Hercules China Limited	Hong Kong
Hercules do Brasil Produtos Quimicos Ltda.	Brazil
Hercules Holding BV BVBA	Belgium
Hercules Holding II Limited	United Kingdom
Hercules Holding Specialty Materials B. V.	Netherlands
Hercules Hydrocarbon Holdings, Inc.	Delaware
Hercules Incorporated	Delaware
Hercules Industrial Chemicals Private Limited	India
Hercules International Limited, LLC	Delaware
Hercules Investment ApS	Denmark
Hercules Investments Netherlands B.V.	Netherlands
Hercules Islands Corporation	Virgin Islands (US)
Hercules Limited	United Kingdom
Hercules Paper Holdings, Inc.	Delaware
Hercules Portuguesa, Lda.	Portugal
Hercules Russia Limited Liability Company	Russian Federation
Hercules Tianpu Chemicals Company Limited	China, Peoples Republic of

Hercules Trading (Shanghai) Company Limited	China, Peoples Republic of
Hoimyung Ashland Ltd.	Korea, Republic of
International Specialty Holdings LLC	Delaware
International Specialty Products (India) Private Limited	India
International Specialty Products Funding Corporation	Delaware
International Specialty Products Inc.	Delaware
ISP (Australasia) Pty. Limited	Australia
ISP (Belgium) International N. V.	Belgium
ISP (Great Britain) Co. Ltd.	United Kingdom
ISP (Japan) Ltd	Japan
ISP (Korea) Limited	Korea, Republic of
ISP (Mexico), S. de R. L. de C.V.	Mexico
ISP (Norden) Aktiebolag	Sweden
ISP (Polska) Sp.z o.o.	Poland
ISP (Puerto Rico) Inc.	Delaware
ISP (SHANGHAI) COMPANY LIMITED	China
ISP (SINGAPORE) PTE LTD	Singapore
ISP (Switzerland) GmbH	Switzerland
ISP (Thailand) Co., Ltd	Thailand
ISP Alginates Inc.	Delaware
ISP Argentina S.R.L.	Argentina
ISP Asia Pacific Pte. Ltd	Singapore
ISP Bermuda Limited	Bermuda
ISP Biochema Schwaben GmbH	Germany
ISP Canada Corp.	Province of Nova Scotia
ISP Capital LLC	Delaware
ISP Ceska Republica Spol, S.R.O.	Czech Republic
ISP Chemco LLC	Delaware
ISP Chemical Products LLC	Delaware
ISP CHEMICALS (MALAYSIA) SDN.BHD	Malaysia
ISP Chemicals LLC	Delaware
ISP Chile S. A.	Chile
ISP Cologne Holding GmbH	Germany
ISP Colombia Ltda.	Colombia
ISP do Brasil Ltda.	Brazil
ISP Environmental Services Inc.	Delaware
ISP France Customer Service SARL	France
ISP France Holding SARL	France
ISP France Marketing SARL	France
ISP Freetown Fine Chemicals Inc.	Delaware
ISP Freight Services N. V.	Belgium
ISP Global Operations (Barbados) Inc.	Barbados
ISP Global Technologies Deutschland GmbH	Germany
ISP Global Technologies Deutschland Unterstutzungskasse GmbH	Germany
ISP Global Technologies Inc.	Delaware
ISP Global Technologies LLC	Delaware
ISP HC Limited	Cyprus
ISP Holdings (U.K.) Ltd.	United Kingdom
ISP Horhausen GmbH	Germany
ISP Hungary Holdings Limited Liability Company	Hungary
ISP International Corp.	Delaware
ISP Investments Inc.	Delaware
ISP Lima LLC	Delaware
ISP Luxembourg Canada S.a.r.l.	Luxembourg
ISP Management Company, Inc.	Delaware
ISP Marl GmbH	Germany
ISP Marl Holdings GmbH	Germany
ISP Microcaps (U.K.) Limited	United Kingdom

ISP Microcaps Deutschland GmbH	Germany
ISP Pharma Systems LLC	Delaware
ISP Real Estate Company, Inc.	Delaware
ISP Sales (U.K.) Limited	Ireland
ISP Singapore Holding LLC	Delaware
ISP Sophia Antipolis S.a.r.l.	France
ISP Synthetic Elastomers LLC	Delaware
ISP Technologies Inc.	Delaware
ISP Technologies LLC	Delaware
ISP Vincience S.A.	France
Jiangmen Ashland Chemicals Company Limited	China, Peoples Republic of
Lubricantes Andinos "Lubrian S. A."	Ecuador
Lubricantes del Peru S.A.	Peru
Lubrival S. A.	Ecuador
Oil Casualty Insurance, Ltd.	Bermuda
Pakistan Gum Industries (Private) Limited	Pakistan
Progiven S.A.S.	France
PT Ashland Asia	Indonesia
PT ISP Chemicals Indonesia	Indonesia
PT. Hercules Chemicals Indonesia	Indonesia
Relocation Properties Management LLC	Delaware
Saudi Industrial Resins Co. Ltd. (Polyester)	Saudi Arabia
Shanghai Ashland Chemicals Company Ltd.	China, Peoples Republic of
Shanghai VC Lubricating Oil Co., Ltd.	China, Peoples Republic of
St Croix Petrochemical Corp	Virgin Islands (US)
Techwax Limited	United Kingdom
V C Lubricating Oil Co. Ltd.	Hong Kong
Valvoline (Australia) Pty. Limited	Australia
Valvoline (Deutschland) GmbH & Co. KG	Germany
Valvoline (Thailand) Ltd.	Thailand
Valvoline Automotive Services (Shanghai) Company Limited	China, Peoples Republic of
Valvoline Cummins Argentina S.A.	Argentina
Valvoline Cummins Do Brasil Lubrificantes Ltda.	Brazil
Valvoline Cummins Limited	India
Valvoline de Colombia S.A.S.	Colombia
Valvoline De Venezuela S.A.	Venezuela
Valvoline Instant Oil Change Franchising, Inc.	Delaware
Valvoline International, Inc.	Delaware
VIOC Funding, Inc.	Delaware
WSP, Inc.	Delaware
ZAO Ashland MSP	Russia